UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 9, 2009

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PARLUX FRAGRANCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

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0-15491	DELAWARE	22-2562955
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5900 North Andrews Avenue, Suite 500, Fort Lauderdale, Florida, 33309

(Address of Principal Executive Offices, Zip Code)

954-316-9008

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On March 9, 2009, Parlux Fragrances, Inc. (the "Company") and its subsidiary, Parlux Ltd., as borrowers, entered into the First Amendment and Ratification of Loan and Security Agreement and Other Loan Documents (the “Amendment”) to the Loan and Security Agreement, dated as of July 22, 2008 (the “Credit Agreement") with Regions Bank, as lender (the “Bank").

The Amendment changes certain terms of the Credit Agreement. Any defined terms used herein have the meanings ascribed to them in the Amendment. Under the Amendment, the interest rate for any borrowings will be the LIBOR Rate plus the Applicable Margin. The Applicable Margin for any borrowings will now be calculated on a sliding scale basis and will be tied to the Company’s Fixed Charge Coverage Ratio, with rates calculated between 3% and 4%, with the initial rate starting at 4.25%. Prior to December 31, 2009, the Borrowing Base Amount will be the lesser of (1) the sum of (a) an amount equal to 75% of the net amount (after deduction of such Reserves and allowances as the Bank deems reasonably proper and necessary) of all Eligible Accounts plus (b) an amount equal to the lesser of (i) $10 million or (ii) 25% of the lower of cost or market value (after deduction of such Reserves and allowances as the Bank deems reasonably proper and necessary) of all Eligible Inventory or (2) the product of (a) two and (b) the sum of (i) EBITDA measured from January 1, 2009 to the date of measurement, minus non-cash expenses related to the issuance of options and warrants, minus (ii) other non-cash expenses. After December 31, 2009, the Borrowing Base Amount will be the sum of (a) an amount equal to 75% of the net amount (after deduction of such Reserves and allowances as the Bank deems reasonably proper and necessary) of all Eligible Accounts plus (b) an amount equal to the lesser of (i) $10 million or (ii) 25% of the lower of cost or market value (after deduction of such Reserves and allowances as the Bank deems reasonably proper and necessary) of all Eligible Inventory. In addition, receivables due from Perfumania, Inc., a related party, will not be considered an Eligible Account. A Tangible Net Worth covenant has been added, requiring that the Company maintain a Tangible Net Worth of not less than $85 million at all times. The Company will need prior written consent of the Bank to repurchase shares of its common stock, including repurchases which have been previously authorized under the Company’s existing stock buy-back program. The Company will no longer be required to pay a non-utilization fee.

This description of the Amendment is qualified in its entirety by reference to the copy of such amendment filed as Exhibit 4.1 to this report, which is incorporated herein by this reference.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.

Description

4.1

First Amendment and Ratification of Loan and Security Agreement and Other Loan Documents dated March 9, 2009, to the Loan and Security Agreement, as of July 22, 2008, between Parlux Fragrances, Inc. and Parlux Ltd., and Regions Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLUX FRAGRANCES, INC.

Dated: March 13, 2009	By:	/s/ RAYMOND J. BALSYS
Raymond J. Balsys
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

4.1

First Amendment and Ratification of Loan and Security Agreement and Other Loan Documents dated March 9, 2009, to the Loan and Security Agreement, as of July 22, 2008, between Parlux Fragrances, Inc. and Parlux Ltd., and Regions Bank.

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